As filed with the Securities and Exchange Commission on July 3, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MIMEDX GROUP, INC.
(Exact name of Registrant as specified in its charter)

Florida	26-2792552
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1775 West Oak Commons Ct., NE
Marietta, GA	30062
(Address of principal executive offices)	(Zip Code)

MiMedx Group, Inc.
Assumed 2006 Stock Incentive Plan
(Full title of the plan)

Michael J. Senken
MiMedx Group, Inc.
Chief Financial Officer
 1775 West Oak Commons Ct., NE
Marietta, GA 30062
(770) 651-9100
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value per share(3)	1,568,500	$6.60	$10,352,100.00	$1,412.03
Common Stock, $0.001 par value per share(4)	4,149,000	$4.53	$18,794,970.00	$2,563.63
Common Stock, $0.001 par value per share(5)	282,500	$6.60	$1,864,500.00	$254.32
TOTAL	6,000,0000		$31,011,570.00	$4,229.98

(1)	This registration statement on Form S-8 (this “Registration Statement”) is being filed to register (i) 1,568,500 shares of common stock, U.S.$0.001 par value per share of MiMedx Group, Inc. (the “Company”) (“Common Stock”) available for issuance under the MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (the “Incentive Plan”), (ii) 4,149,000 shares of Common Stock issuable upon exercise of options previously granted and presently outstanding under the Incentive Plan and (iii) 282,500 shares of Common Stock issuable pursuant to grants of restricted stock under the Incentive Plan, which may once again become available for grant under the Incentive Plan if they do not vest. The Company previously registered (i) 406,710 shares of Common Stock available for issuance under the Incentive Plan and (iii) 10,593,290 shares of Common Stock issuable upon exercise of options previously granted under the Incentive Plan on Form S-8 (Registration No. 333-183991 filed with the Securities and Exchange Commission on September 19, 2012. In addition, the Company previously registered (i) 2,393,125 shares of Common Stock available for issuance under the Incentive Plan and (ii) 3,106,875 shares of Common Stock issuable upon exercise of options previously granted under the Incentive Plan under a Registration Statement on Form S-8 (Registration No. 333-153255), as filed with the Securities and Exchange Commission on August 29, 2008.

(2)	This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Represents shares of Common Stock available for issuance under the Incentive Plan. Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum offering price are based on the average of the high and low sale prices for the Common Stock as reported on NASDAQ on June 28, 2013.

(4)	Represents shares of Common Stock issuable upon exercise of outstanding options under the Incentive Plan as of the date of this Registration Statement. The proposed maximum offering price per share and proposed maximum offering price have been calculated based upon the weighted average exercise price in accordance with Rules 457(c) and 457(h)(1) under the Securities Act.

(5)	Represents shares of Common Stock issuable pursuant to grants of restricted stock under the Incentive Plan, which may once again become available for grant under the Incentive Plan if they do not vest. Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(1) of the Securities Act, the proposed maximum offering price per share and the proposed maximum offering price are based on the average of the high and low sale prices for the Common Stock as reported on NASDAQ on June 28, 2013.

REGISTRATION OF ADDITIONAL SECURITIES – STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

MiMedx Group, Inc. (the “Company”) filed with the Securities and Exchange Commission (i) a Registration Statement on Form S-8 (File No. 333-153255) on August 29, 2008 (the “2008 Registration Statement”) and (ii) a Registration Statement on Form S-8 (File No. 333-183991) on September 19, 2012 (the “2012 Registration Statement”) relating to shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) to be offered and sold under the Company’s Assumed 2006 Stock Incentive Plan as amended (the “Incentive Plan”).  The Registrant is hereby registering an additional (i) 1,568,500 shares of Common Stock available for issuance under the Incentive Plan, (ii) 4,149,000 shares of Common Stock issuable upon exercise of options previously granted and presently outstanding under the Incentive Plan and (iii) 282,500 shares of Common Stock issuable upon the vesting of restricted stock previously granted and presently outstanding under the Incentive Plan.  Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the 2008 Registration Statement and 2012 Registration Statement are hereby incorporated by reference herein, and the opinions and consents listed in Item 8 below are attached hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

(a)            The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 29, 2013;

(b)            The Company's Current Reports on Form 8-K filed with the Commission on February 4, 2013, March 12, 2013, April 2, 2013, May 15, 2013, May 23, 2013, June 26, 2013, and July 2, 2013, together with the Company’s Form 8-K/A filed July 2, 2013;

(c)            The Company's Quarterly Reports on Form 10-Q filed on May 10, 2013;

(d)            The description of the Company's Common Stock, no par value, contained in our Form 8-A Registration Statement filed April 22, 2013, including any amendment or report filed for the purpose of updating such description;

(e)            All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the period referred to in (a), above.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8.  Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Number	Description

3.1	Articles of Incorporation of MiMedx Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 2, 2008 and Form 8-K filed on November 5, 2012)

3.2	Bylaws of MiMedx Group, Inc. effective February 29, 2008 (incorporated by referenced to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on April 2, 2008)

5	Opinion of Womble Carlyle Sandridge & Rice, LLP

10.1	MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 8, 2008)

10.2	Declaration of Amendment to MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed February 8, 2008)

10.3	Declaration of Amendment to MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.66 to the Company's Current Report on Form 8-K filed on July 15, 2008)

10.4	March 2013 Declaration of Amendment to MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 2013)

10.5	Form of Incentive Award Agreement (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on February 8, 2008)

10.6	Form of Nonqualified Incentive Award Agreement (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on February 8, 2008)

10.66	Form of Directors Restricted Stock Agreement (incorporated by reference to Exhibit 10.66 to the Company's Current Report on Form 8-K filed July 2, 2013)

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5)

23.2	Consent of Cherry Bekaert L.L.P.

24	Power of Attorney (included in the signature page hereto)

[Signatures on Following Pages]

SIGNATURES

Pursuant to the requirements of the Securities Act, MiMedx Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of  Marietta, State of Georgia, on this 3rd  day of July 2013.

MIMEDX GROUP, INC.

By:	/s/ Michael J. Senken
	Name:	Michael J. Senken
	Title:	Chief Financial Officer

Each of the undersigned , being a director and/or officer of MiMedx Group, Inc. (the "Company"), hereby nominates, constitutes and appoints Parker H. Petit, Michael J. Senken, and Roberta J. McCaw, or either of them severally, to be his or her true and lawful attorney-in-fact and agent and to sign in such person's name and on such person's behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the stock, no par value, of the Company (the "Common Stock") in connection with the Company's Assured 2006 Stock Incentive Plan, as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act and all requirements of the Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature

/s/ Parker H. Petit	July 3, 2013
Parker H. Petit Chairman of the Board, Chief Executive Officer and Director Principal Executive Officer

/s/ Michael J. Senken	July 3, 2013
Michael J. Senken Chief Financial Officer Principal Financial Officer

/s/ William C. Taylor	July 3, 2013
William C. Taylor President, Chief Operating Officer and Director

[Signatures Continued on Following Page]

/s/ Charles E. Koob	July 3, 2013
Charles E. Koob Director

/s/ Larry W. Papasan	July 3, 2013
Larry W. Papasan Director

/s/ Joseph G. Bleser	July 3, 2013
Joseph G. Bleser Director

/s/ J. Terry Dewberry	July 3, 2013
J. Terry Dewberry Director

/s/ Bruce L. Hack	July 3, 2013
Bruce L. Hack Director

/s/ Charles R. Evans	July 3, 2013
Charles R. Evans Director

/s/ Neil S. Yeston	July 3, 2013
Neil S. Yeston Director

EXHIBIT INDEX

Number	Description

3.1	Articles of Incorporation of MiMedx Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 2, 2008 and Form 8-K filed on November 5, 2012)

3.2	Bylaws of MiMedx Group, Inc. effective February 29, 2008 (incorporated by referenced to Exhibit 3.2 to the Company's Current Report on Form 8-K filed on April 2, 2008)

5	Opinion of Womble Carlyle Sandridge & Rice, LLP

10.1	MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 8, 2008)

10.2	Declaration of Amendment to MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed February 8, 2008)

10.3	Declaration of Amendment to MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.66 to the Company's Current Report on Form 8-K filed on July 15, 2008)

10.4	March 2013 Declaration of Amendment to MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 2013)

10.5	Form of Incentive Award Agreement (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed on February 8, 2008)

10.6	Form of Nonqualified Incentive Award Agreement (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K filed on February 8, 2008)

10.66	Form of Directors Restricted Stock Agreement (incorporated by reference to Exhibit 10.66 to the Company's Current Report on Form 8-K filed July 2, 2013)

23.1	Consent of Womble Carlyle Sandridge & Rice, LLP (included in Exhibit 5)

23.2	Consent of Cherry Bekaert L.L.P.

24	Power of Attorney (included in the signature page hereto)